Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER 2026 FINANCIAL AND OPERATING RESULTS

•Regional Operations increased revenue 1% on a same-store basis
•MGM China achieved record quarterly revenue as well as record quarterly market share of 17.1%
•BetMGM North America Venture distributions and branding license fees to MGM Resorts totaled $34 million in 3Q2026

Las Vegas, Nevada, October 28, 2026 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended September 30, 2026.

“MGM Resorts remains highly focused on the successful operations of our businesses. Our trailing twelve months Las Vegas Strip Resorts Segment Adjusted EBITDAR has grown by nearly 70% since calendar year 2019 and, while lower room rates during the third quarter impacted our results, October has rebounded favorably. Our diverse portfolio remains an advantage, with MGM China achieving 5% revenue growth and strong market share performance, while our digital businesses - including our BetMGM North America Venture and MGM Digital - reported strong topline growth during the third quarter,” said Bill Hornbuckle, President & CEO of MGM Resorts International. “MGM Resorts remains dedicated to our mission to be the world’s largest gaming and entertainment company with global integrated resorts, a leading digital presence, and, notably, an enviable growth pipeline with MGM Osaka to drive future value.”

“The amended voting agreement announced earlier today establishes a highly supportive framework that enables MGM Resorts to confidently pursue value-creating share repurchases as part of our ongoing commitment to enhancing shareholder value and driving longer-term growth,” said Jonathan Halkyard, Chief Financial Officer of MGM Resorts International. “The combination of our attractive stock valuation, the repurchase of nearly half of our outstanding share count over the past five years, and pivotal growth drivers - including our digital portfolio and MGM Osaka - positions the company as a premier long-term opportunity.”

Third Quarter 2026 Financial Highlights:
Consolidated Results
•Consolidated revenue of $4.2 billion, a decrease of 1% compared to the prior year quarter
•Net loss attributable to MGM Resorts was $17 million in the current quarter compared to net loss attributable to MGM Resorts of $285 million in the prior year quarter
•Consolidated Adjusted EBITDA of $403 million in the current quarter compared to $506 million in the prior year quarter
•Diluted loss per share of $0.07 in the current quarter compared to a loss per share of $1.05 in the prior year quarter
•Adjusted diluted earnings (loss) per share (“Adjusted EPS”) of $(0.11) in the current quarter compared to $0.24 in the prior year quarter

Las Vegas Strip Resorts
•Revenue of $2.0 billion in the current quarter, a decrease of 2% compared to the prior year quarter
•Segment Adjusted EBITDAR of $531 million in the current quarter compared to $601 million in the prior year quarter, a decrease of 12%

Regional Operations
•Revenue of $883 million in the current quarter compared to $957 million in the prior year quarter, a decrease of 8%
•Same-store revenue (adjusted for dispositions) of $883 million in the current quarter compared to $873 million in the prior year quarter, an increase of 1%

•Segment Adjusted EBITDAR of $243 million in the current quarter compared to $296 million in the prior year quarter, a decrease of 18%
•Same-Store Segment Adjusted EBITDAR of $243 million in the current quarter compared to $260 million in the prior year quarter, a decrease of 7%

MGM China
•Revenue of $1.1 billion in the current quarter, an increase of 5% compared to the prior year quarter
•Segment Adjusted EBITDAR of $264 million in the current quarter compared to $284 million in the prior year quarter, a decrease of 7%
•Intercompany branding license fee expense increased by $22 million over the prior year quarter

MGM Digital (1)
•Revenue of $184 million in the current quarter compared to $174 million in the prior year quarter, an increase of 6%
•Segment Adjusted EBITDAR loss of $4 million in the current quarter compared to a loss of $23 million in the prior year quarter
(1)     MGM Digital consists of LeoVegas and other consolidated subsidiaries that offer interactive gaming; it does not include the BetMGM North America Venture.
Adjusted EPS
The following table reconciles diluted loss per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended September 30,	2026	2025
Diluted loss per share	$(0.07)	$(1.05)
Property transactions, net	(0.06)	0.37
Goodwill impairment	—	0.94
Non-operating items:
Loss related to debt and equity investments	0.18	0.01
Foreign currency transaction gain	(0.06)	(0.06)
Change in the fair value of foreign currency contracts	(0.10)	0.15
Income tax impact on net income adjustments(1)	—	(0.12)
Adjusted EPS	$(0.11)	$0.24

(1)The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.
Las Vegas Strip Resorts
The following table shows key gaming statistics for Las Vegas Strip Resorts:

Three Months Ended September 30,	2026	2025	% Change
	(Dollars in millions)
Casino revenue	$488	$450	8%
Table games drop	$1,435	$1,363	5%
Table games win	$363	$309	17%
Table games win %	25.3%	22.6%
Slot handle	$6,200	$6,155	1%
Slot win	$582	$570	2%
Slot win %	9.4%	9.3%

The following table shows key hotel statistics for Las Vegas Strip Resorts:

Three Months Ended September 30,	2026	2025	% Change
Room revenue (in millions)	$622	$660	(6)%
Occupancy	89%	89%
Average daily rate (ADR)	$218	$236	(8)%
Revenue per available room (RevPAR)	$193	$210	(8)%
Regional Operations
The following table shows key gaming statistics for Regional Operations:

Three Months Ended September 30,	2026	2025	% Change
	(Dollars in millions)
Casino revenue	$626	$696	(10)%
Table games drop	$1,050	$1,061	(1)%
Table games win	$200	$205	(2)%
Table games win %	19.1%	19.4%
Slot handle	$6,309	$6,969	(9)%
Slot win	$629	$706	(11)%
Slot win %	10.0%	10.1%
MGM China
The following table shows key gaming statistics for MGM China:

Three Months Ended September 30,	2026	2025	% Change
	(Dollars in millions)
Casino revenue	$981	$947	4%
Main floor table games drop	$3,682	$4,072	(10)%
Main floor table games win	$1,021	$1,006	1%
Main floor table games win %	27.7%	24.7%
Intercompany branding license fee expense for MGM China, which eliminates in consolidation, was $41 million in the current quarter and $19 million in the prior year quarter.

Unconsolidated Affiliates
The following table summarizes information related to the Company's share of operating income from unconsolidated affiliates:

Three Months Ended September 30,	2026	2025
	(In thousands)
BetMGM North America Venture	$26,743	$23,725
Other	4,621	1,917
	$31,364	$25,642

Conference Call Details
MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the internet through http://investors.mgmresorts.com/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 9250061.

A replay of the call will be available through November 4, 2026. The replay may be accessed by dialing 1-855-669-9658 or 1-412-317-0088. The replay access code is 9853875.

"Segment Adjusted EBITDAR" is our reportable segment GAAP measure, which we utilize as the primary profit measure for our reportable segments and underlying operating segments. Segment Adjusted EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, triple net lease rent expense, income from unconsolidated affiliates, goodwill impairment, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment. Triple net lease rent expense is the expense for rent to landlords under triple net operating leases for its domestic properties, the ground subleases of Beau Rivage and MGM National Harbor, and the land concessions at MGM China.

“Same-Store Segment Adjusted EBITDAR” is Segment Adjusted EBITDAR further adjusted to exclude the Segment Adjusted EBITDAR of disposed operating segments from the beginning of the reporting period through the date of disposition. Accordingly, for Regional Operations, we have excluded the Segment Adjusted EBITDAR of MGM Northfield Park for the periods prior to its disposition on April 21, 2026, as applicable.

Same-Store Segment Adjusted EBITDAR is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing meaningful period-to-period comparisons of the results of the Company's operations for operating segments that were consolidated for the full period presented to assist users of the financial statements in reviewing operating performance over time. Same-Store Segment Adjusted EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to the Company's reportable segment GAAP measure or net income, or as an alternative to any other measure determined in accordance with generally accepted accounting principles, because this measure is not presented on a GAAP basis, and is provided for the limited purposes discussed herein. In addition, Same-Store Segment Adjusted EBITDAR may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies, and such differences may be material. A reconciliation of the Company's reportable segment Segment Adjusted EBITDAR GAAP measure to Same-Store Segment Adjusted EBITDAR is included in the financial schedules in this release.

"Consolidated Adjusted EBITDA" is earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net, and goodwill impairment. Consolidated Adjusted EBITDA information is a non-GAAP measure that is presented solely as a supplemental disclosure to reported GAAP measures because it is among the measures used by management to evaluate our operating performance, and because we believe this measure is widely used by analysts, lenders, financial institutions, and investors as a measure of operating performance in the gaming industry and as a principal basis for the valuation of gaming companies. We believe that while items excluded from Consolidated Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, we believe excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when we are developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within our properties, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. However, Consolidated Adjusted EBITDA has limitations as an analytical tool, and should not be construed as an alternative or substitute to any measure determined in accordance with generally accepted accounting principles. For example, we have significant uses of cash flows, including capital expenditures, interest payments, income taxes, and debt principal repayments, which are not reflected in Consolidated Adjusted EBITDA. Accordingly, while we believe that Consolidated Adjusted EBITDA is a relevant measure of performance, Consolidated Adjusted EBITDA should not be construed as an alternative to or substitute for operating income or net income as an indicator of our performance, or as an alternative to or substitute for cash flows from operating activities as a measure of liquidity. In addition, other companies in the gaming and hospitality industries that report Consolidated Adjusted EBITDA may calculate Consolidated Adjusted EBITDA in a different manner and such differences may be material. A reconciliation of GAAP net income to Consolidated Adjusted EBITDA is included in the financial schedules in this release.

"Adjusted EPS" is diluted earnings or loss per share adjusted to exclude property transactions, net, goodwill impairment, net gain/loss related to equity investments for which we have elected the fair value option of ASC 825 and equity investments accounted for under ASC 321 for which there is a readily determinable fair value and net gain/loss related to our investments in debt securities, foreign currency transaction net gain/loss, and change in the fair value of foreign currency contracts.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because we believe this measure is useful in providing period-to-period comparisons of the results of our continuing operations to assist investors in reviewing our operating performance over time. We believe that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating our earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, we believe certain excluded items, and items further discussed with respect to Consolidated Adjusted EBITDA above, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of our performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under "Adjusted EPS" included in this release.

RevPAR is hotel revenue per available room.

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international destinations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 30 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LV Lion Holding Limited, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe. The Company is currently pursuing targeted expansion in Asia through an integrated resort development in Japan. Through its Focused on What Matters philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on X as well as Facebook and Instagram.

Cautionary Statement Concerning Forward-Looking Statements
Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to: the Company's expectations regarding its financial outlook; any benefits expected to be received from the Company's transactions and capital investments; the Company's ability to execute on its strategic plans, including the Company's development project in Japan; expectations regarding growth at MGM Digital, BetMGM North America Venture, or MGM China; and the Company's ability to return capital to shareholders (including the timing and amount of any share repurchases). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include: the effects of economic conditions and market conditions in the markets in which the Company and its unconsolidated affiliates (including BetMGM North America Venture) operate and competition with online gaming and sports betting operators and destination travel locations throughout the United States and the world; the design, timing and costs of expansion and capital investment projects in Japan and Dubai; changes in applicable laws or regulations, particularly with respect to iGaming and online sports betting; risks relating to domestic and international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; disruptions in the availability of the Company's information and other systems or those of third parties on which the Company relies , through cyber-attacks, or otherwise; and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community
SARAH ROGERS
Senior Vice President of Corporate Finance & Treasurer
srogers@mgmresorts.com

HOWARD WANG
Vice President of Investor Relations
hwang@mgmresorts.com

News Media
BRIAN AHERN
Executive Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
Casino	$2,304,393	$2,293,996	$7,066,433	$6,875,942
Rooms	762,999	795,236	2,479,996	2,519,045
Food and beverage	741,476	748,597	2,348,648	2,296,949
Entertainment, retail and other	403,023	412,635	1,222,525	1,240,480
	4,211,891	4,250,464	13,117,602	12,932,416
Expenses
Casino	1,354,872	1,321,774	4,053,705	3,899,934
Rooms	281,278	266,767	842,944	819,682
Food and beverage	576,304	554,554	1,735,318	1,691,482
Entertainment, retail and other	266,022	261,772	782,788	759,081
General and administrative	1,228,504	1,240,178	3,774,596	3,618,767
Corporate expense	133,485	125,257	402,138	391,704
Preopening and start-up expenses	129	31	1,218	965
Property transactions, net	7,578	101,775	(264,897)	117,368
Goodwill impairment	—	256,133	111,019	256,133
Depreciation and amortization	276,399	260,717	822,439	739,136
	4,124,571	4,388,958	12,261,268	12,294,252
Income from unconsolidated affiliates	31,364	25,642	67,228	38,606
Operating income (loss)	118,684	(112,852)	923,562	676,770
Non-operating income (expense)
Interest expense, net of amounts capitalized	(102,607)	(102,287)	(305,425)	(315,140)
Non-operating items from unconsolidated affiliates	(1,780)	5,942	(1,762)	2,149
Other, net	7,597	(10,390)	21,288	(182,826)
	(96,790)	(106,735)	(285,899)	(495,817)
Income (loss) before income taxes	21,894	(219,587)	637,663	180,953
Benefit (provision) for income taxes	17,313	12,858	(100,875)	(42,857)
Net income (loss)	39,207	(206,729)	536,788	138,096
Less: Net income attributable to noncontrolling interests	(56,315)	(78,526)	(136,327)	(225,846)
Net income (loss) attributable to MGM Resorts International	$(17,108)	$(285,255)	$400,461	$(87,750)

Earnings (loss) per share
Basic	$(0.07)	$(1.05)	$1.54	$(0.32)
Diluted	$(0.07)	$(1.05)	$1.52	$(0.32)
Weighted average common shares outstanding
Basic	251,964	272,517	254,105	277,610
Diluted	251,964	272,517	257,442	277,610

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$2,395,957	$2,062,994
Accounts receivable, net	1,072,242	1,122,940
Inventories	123,509	124,535
Income tax receivable	36,114	220,154
Prepaid expenses and other	560,981	486,419
Assets held for sale	—	315,382
Total current assets	4,188,803	4,332,424
Property and equipment, net	6,170,440	6,305,614
Investments in and advances to unconsolidated affiliates	673,379	536,066
Goodwill	4,765,627	4,901,960
Other intangible assets, net	1,229,520	1,356,676
Operating lease right-of-use assets, net	21,547,868	23,002,707
Deferred income taxes	128,321	89,792
Other long-term assets, net	770,114	848,547
	$39,474,072	$41,373,786
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts and construction payable	$425,490	$421,502
Accrued interest on long-term debt	95,314	71,845
Other accrued liabilities	2,864,055	2,993,179
Liabilities related to assets held for sale	—	25,581
Total current liabilities	3,384,859	3,512,107
Deferred income taxes	2,591,836	2,617,067
Long-term debt, net	5,668,986	6,230,141
Operating lease liabilities	23,749,751	24,962,742
Other long-term obligations	701,378	775,411
Total liabilities	36,096,810	38,097,468
Redeemable noncontrolling interests	8,527	21,777
Stockholders' equity
Common stock, $0.01 par value: authorized 1,000,000,000 shares, issued and outstanding 251,601,576 and 258,323,143 shares	2,516	2,583
Capital in excess of par value	11,536	—
Retained earnings	2,291,614	2,106,836
Accumulated other comprehensive income	198,743	320,498
Total MGM Resorts International stockholders' equity	2,504,409	2,429,917
Noncontrolling interests	864,326	824,624
Total stockholders' equity	3,368,735	3,254,541
	$39,474,072	$41,373,786

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – REVENUE
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Las Vegas Strip Resorts	$1,954,340	$1,984,637	$6,304,815	$6,275,449
Regional Operations	883,204	956,875	2,725,212	2,821,906
MGM China	1,138,167	1,087,728	3,361,083	3,225,293
MGM Digital	183,666	174,027	562,715	465,946
Management and other operations	52,514	47,197	163,777	143,822
	$4,211,891	$4,250,464	$13,117,602	$12,932,416

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA – SEGMENT ADJUSTED EBITDAR AND CONSOLIDATED ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Las Vegas Strip Resorts	$530,781	$600,869	$2,015,106	$2,122,525
Regional Operations	242,622	295,521	782,275	883,219
MGM China	263,978	283,990	794,161	870,897
MGM Digital(1)	(4,209)	(23,248)	(60,695)	(83,339)
Unconsolidated affiliates - BetMGM and other(2)	31,364	25,642	67,228	38,606
Management and other operations	25,117	16,273	83,273	58,267
Stock compensation	(15,022)	(14,274)	(65,792)	(59,350)
Triple net lease rent expense	(548,903)	(564,658)	(1,665,718)	(1,693,549)
Corporate(3)	(122,938)	(114,311)	(356,497)	(346,904)
Consolidated Adjusted EBITDA	$402,790	$505,804	$1,593,341	$1,790,372
Additional Information:

Non-cash rent(4)	$91,603	$104,011	$290,104	$321,360
(1)MGM Digital consists of LeoVegas and other consolidated subsidiaries that offer interactive gaming.
(2)Represents the Company's share of operating income of unconsolidated affiliates.
(3)Includes amounts related to MGM China of $17 million and $47 million for current quarter and current year, respectively, and of $13 million and $36 million for prior year quarter and prior year, respectively.
(4)Represents the excess of expense over cash paid related to triple net operating and ground leases.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO
CONSOLIDATED ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) attributable to MGM Resorts International	$(17,108)	$(285,255)	$400,461	$(87,750)
Plus: Net income attributable to noncontrolling interests	56,315	78,526	136,327	225,846
Net income (loss)	39,207	(206,729)	536,788	138,096
Provision (benefit) for income taxes	(17,313)	(12,858)	100,875	42,857
Income (loss) before income taxes	21,894	(219,587)	637,663	180,953
Non-operating (income) expense:
Interest expense, net of amounts capitalized	102,607	102,287	305,425	315,140
Other, net	(5,817)	4,448	(19,526)	180,677
	96,790	106,735	285,899	495,817
Operating income (loss)	118,684	(112,852)	923,562	676,770
Preopening and start-up expenses	129	31	1,218	965
Property transactions, net	7,578	101,775	(264,897)	117,368
Goodwill impairment	—	256,133	111,019	256,133
Depreciation and amortization	276,399	260,717	822,439	739,136
Consolidated Adjusted EBITDA	$402,790	$505,804	$1,593,341	$1,790,372

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATIONS OF REGIONAL OPERATIONS REVENUE TO REGIONAL OPERATIONS SAME-STORE REVENUE AND REGIONAL OPERATIONS SEGMENT ADJUSTED EBITDAR TO REGIONAL OPERATIONS SAME-STORE SEGMENT ADJUSTED EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Regional Operations revenue	$883,204	$956,875	$2,725,212	$2,821,906
Dispositions (1)	—	(83,667)	(104,468)	(247,672)
Regional Operations same-store revenue	$883,204	$873,208	$2,620,744	$2,574,234

Regional Operations Segment Adjusted EBITDAR	$242,622	$295,521	$782,275	$883,219
Dispositions (1)	—	(35,790)	(44,464)	(106,956)
Regional Operations Same-Store Segment Adjusted EBITDAR	$242,622	$259,731	$737,811	$776,263
(1)Reflects the revenue and Segment Adjusted EBITDAR of MGM Northfield Park, as applicable, for the period prior to its disposition.